UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our investment in the UCF Orlando Property. All figures provided below are approximate.

On July 29, 2014, through a wholly-owned subsidiary of its operating partnership, Bluerock Residential Growth REIT, Inc. (the “Company”) made a convertible preferred equity investment in a multi-tiered joint venture along with Bluerock Special Opportunity + Income Fund, LLC (“SOIF I”), an affiliate of our Manager, and CDP UCFP Developer, LLC, a Georgia limited liability company, a non-affiliated entity (“Catalyst JV Member”), to develop a 296-unit class A apartment community located in Orlando, Florida, located in close proximity to the University of Central Florida and Central Florida Research Park, and will be a featured component of a master-planned, Publix-anchored retail development known as Town Park (the “UCF Orlando Property”). The material features of the investment in the joint venture and the development project are described below. The related construction financing is described under Item 2.03.

Following our investment, the organizational structure of the UCF Orlando Property is such that: (i) UCFP Owner, LLC, a Delaware limited liability company (the “Project Owner”) holds legal title to the UCF Orlando Property for the benefit of BR/CDP UCFP Venture, LLC, a Delaware limited liability company (the “BR/CDP JV Entity”), as an eighty-five percent (85%) tenant in common owner with Eldorado, LLC, an Ohio limited liability company (“Eldorado”), and Spyglass Hill, LLC, an Ohio limited liability company (“Spyglass” and, together with Eldorado, the “Brown Entities”) as fifteen percent (15%) tenant-in-common owners, and (ii) the BR/CDP JV Entity is a joint venture entity owned 99.9% by BR Orlando UCFP, LLC, a Delaware limited liability company (“BR Orlando JV Member”), and 0.1% by Catalyst JV Member.

BR Orlando JV Member

For development of the UCF Orlando Property and funding of any required reserves, the Company through BRG UCFP Investor, LLC (“BRG Investor”), a wholly-owned subsidiary of the Company’s operating partnership, has made a capital commitment of $3,629,345 to acquire 100% of the preferred membership interests in BR Orlando JV Member.

Under the Amended and Restated Limited Liability Company Agreement for BR Orlando JV Member, our preferred membership interest earns and shall be paid on a current basis a preferred return at the annual rate of 15.0% times the outstanding amount of our capital contributions made pursuant to our capital commitment. To date (i) we have fully funded our $3,629,345 capital commitment and (ii) SOIF I has funded $4,885,290.

We are not required to make any additional capital contributions beyond our capital commitment. However, if BR Orlando JV Member makes an additional capital call and SOIF I does not fully fund it, then we may elect to fund such shortfall as an additional capital contribution, in which case those contributions will accrue a preferred return at the annual rate of 20.0% times the outstanding amount of such capital contributions.

BR Orlando JV Member is required to redeem our preferred membership interests on the earlier of the date which is six (6) months following the maturity of the construction loan (including any extensions thereof but excluding refinancing), or any acceleration of the construction loan. On the redemption date, BR Orlando JV Member is required to pay us an amount equal to our outstanding net capital contributions to BR Orlando JV Member plus any accrued but unpaid preferred return. If BR Orlando JV Member does not redeem our preferred membership interest in full on the required redemption date, then any of our net capital contributions remaining outstanding shall accrue preferred return at the rate of 20.0% per annum.

Distributions of operating cash flow of BR Orlando JV Member will be made monthly (as cash flow permits) (ii) first to pay us all of our accrued but unpaid preferred return on our funded capital commitment, (ii) to pay us all of our accrued but unpaid preferred return on our additional capital contributions, and (iii) to the common members pro rata in accordance with their membership interests; provided, however, after the redemption date, all operating cash flow shall be paid to us until our preferred membership interest is fully redeemed.

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Upon a sale, refinancing or other capital transaction regarding the UCF Orlando Property, the net proceeds shall be distributed by BR Orlando JV Member: (i) to repay any debts or obligations; (ii) to fund any reserves determined in good faith by BR Orlando JV Member’s manager and approved by us; (iii) to us to repay our outstanding additional capital contributions and any preferred returns accrued thereon; (iv) to us to repay our funded capital commitment and any preferred returns accrued thereon; (v) to the common members in accordance with their positive capital accounts and (vi) to the common members, pro rata in accordance with their common membership percentages.

We have the right, in our sole discretion, to convert our preferred membership interest in BR Orlando JV Member into a common membership interest for a period of six months from and after the date upon which 70% of the units in the UCF Orlando Property have been leased (the “Conversion Trigger Date”). Assuming that we and SOIF I have made all capital contributions as required, and all accrued preferred returns have been paid to us, upon conversion we will receive a common membership interest of 31% of the aggregate common membership interest in BR Orlando JV Member (the “Expected Interest”), and the membership percentage of SOIF I shall be adjusted accordingly. If the facts as of the Conversion Trigger Date are substantially different from the capital investment assumptions resulting in our receipt of the Expected Interest, then we and SOIF I are required to confer and determine in good faith a new common membership interest percentage relative to our conversion.

If we convert to a common membership interest, (i) we will no longer have any rights to any preferred returns on, or of, capital contributions to BR Orlando JV Member, (ii) BR Orlando JV Member will no longer be obligated to redeem us, and (iii) we will become the sole manager of BR Orlando JV Member.

Prior to the exercise of the conversion right, SOIF I shall be the manager of BR Orlando JV Member, and shall have the power and authority to govern the business of BR Orlando JV Member, subject to the approval of certain “major decisions” by members holding a majority of the membership interests and subject to the further requirement that our economic interests and other rights in and to the UCF Orlando Property may not be diluted or altered without our prior written consent. These major decisions include: (i) confessing a judgment against BR Orlando JV Member; (ii) admitting a new member; and (iii) making any loans or become a guarantor of any loans. Additionally, the following actions are subject to our approval (so long as we own a preferred membership interest): (i) causing BR Orlando JV Member to approve any major decision of the BR/CDP JV Entity; (ii) approving any amendment of the BR/CDP JV Entity’s operating agreement; (iii) filing or consenting to any bankruptcy, insolvency or similar action or proceeding regarding BR Orlando JV Member or the BR/CDP JV Entity; (iv) dissolving or liquidating BR Orlando JV Member; (v) distributing any cash or property other than in accordance with BR Orlando JV Member’s operating agreement; (vi) merging or consolidating BR Orlando JV Member; (vii) amending the operating agreement of BR Orlando JV Member; and (viii) causing the BR/CDP JV Entity to enter into a transaction that would violate the provisions of the BR/CDP JV Entity’s operating agreement designed to protect our status as a REIT.

Prior to the conversion of our preferred membership interest into a common membership interest, if any, BR Orlando JV Member’s manager may be removed only by us for “cause,” which includes the institution of a collection action by the construction lender, fraud, gross negligence, breach of fiduciary duty, and any material breach of BR Orlando JV Member’s operating agreement not cured within 60 days. If the manager is removed for cause, then we may appoint a replacement manager.

Following the conversion of our preferred membership interest into a common membership interest, if any, SOIF I shall be automatically removed as manager of BR Orlando JV Member and we shall become the sole manager, removable only by a majority of the membership interest for actions constituting fraud or gross negligence causing a material diminution in value.

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BR/CDP JV Entity

BR Orlando JV Member initially invested $7,879,500 to acquire a 99.9% equity interest in the BR/CDP JV JV Entity, and Catalyst JV Member initially invested $100 to acquire a 0.1% equity interest in the BR/CDP JV Entity, and have entered into a joint venture operating agreement. That operating agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Major Decisions

BR Orlando JV Member and Catalyst JV Member are each co-managers of the BR/CDP JV Entity, and have appointed a management committee to act on decisions of the managers under the operating agreement, which is controlled by BR Orlando JV Member. Decisions of the management committee are subject to major decisions that are reserved to the members. These major decisions require the consent of both members, and include: (i) doing any act in contravention of or amending the BR/CDP JV Entity’s certificate of formation or operating agreement; (ii) doing any act not specifically authorized which would make it impossible or impractical to carry on business; (iii) possessing any property of the BR/CDP JV Entity or assigning rights of the BR/CDP JV Entity in any specific property for other than a BR/CDP JV Entity purpose; (iv) changing or reorganizing the BR/CDP JV Entity into any other legal form or causing merger; (v) commencing, or responding to, or settling any litigation; (vi) filing or initiating a BR/CDP JV Entity or Project Owner bankruptcy; (vii) permitting or causing the BR/CDP JV Entity or Project Owner to purchase or invest in real property other than its tenant-in-common interest in the UCF Orlando Property; (viii) making loans using funds of the BR/CDP JV Entity; (ix) the admission of additional members, except as expressly permitted in the BR/CDP JV Entity operating agreement; (x) taking any action that would expose Catalyst JV Member, BR Orlando JV Member or any affiliate to liability under a loan guaranty; (xi) entering into any transaction with a member and/or an affiliate (except as expressly authorized in the BR/CDP JV Entity operating agreement); (xii) incurring indebtedness for borrowed money or granting a security interest in the BR/CDP JV Entity’s or Project Owner’s property; (xiii) entering into one or more agreements or contractual commitments, on behalf of the BR/CDP JV Entity or the Project Owner obligating the BR/CDP JV Entity or the Project Owner, as applicable, to make expenditures exceeding, in the aggregate for any one year, $30,000 (except as expressly authorized in the BR/CDP JV Entity operating agreement); (xiv) approving any modification to the total project budget; (xv) approving any operating budget or making any modifications thereto; (xvi) making any expenditure or incurring any obligation that varies from the total project budget or operating budget; (xvii) any sale, refinance or other capital transaction, subject to certain provisions of the BR/CDP JV Entity operating agreement; (xviii) in the event of fire or casualty/condemnation, a determination whether to construct or reconstruct improvements if cost exceeds $100,000 and is not required under the terms and provisions of any lease, mortgage or deed of trust affecting the damaged or condemned portion of the property in question; (xix) approving any general contractor or co-developer for the UCF Orlando Property; (xx) adoption of or modifications to the preliminary drawings or the final bid set of construction drawings and specifications for the UCF Orlando Property and any changes to the final plans; (xxi) material changes to the BR/CDP JV Entity’s or the Project Owner’s business plan, including leasing strategy and rental rates; (xxii) hiring or terminating any property manager and entering into related property management agreement for the UCF Orlando Property; and (xxiii) making any decisions or elections under the BR/CDP Colonial Trust Agreement or the Tenant in Common Agreement for the UCF Orlando Property (the “TIC Agreement”). We refer to each of these herein as a “JV Major Decision”. From and after July 15, 2016, the JV Major Decisions listed in subsections (xvii) through (xxii) will cease to be JV Major Decisions and will require only the approval of BR Orlando JV Member, after soliciting the viewpoint of Catalyst JV Member, as long as Catalyst JV Member and/or any affiliate have been, or, upon consummation of the proposed JV Major Decision, will be released in full from any loan guaranty.

To the extent that BR Orlando JV Member and Catalyst JV Member are not able to agree on a JV Major Decision on or after January 15, 2016, either party may initiate a buy-sell proceeding compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest. In addition, in the event that Catalyst JV Member desires to either market and sell the UCF Orlando Property or refinance the loan, and in either such case BR Orlando JV Member does not consent thereto, Catalyst JV Member has the right to require BR Orlando JV Member to purchase its membership interest on the terms contained within the operating agreement, along with the purchase of the co-tenancy interest in the Brown Entities.

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Development Agreement and Development Cost Overruns

The BR/CDP JV Entity entered into a development agreement with CDP Developer I, LLC, a Georgia limited liability company (the “Developer”), an affiliate of Catalyst JV Member, providing for development services for the UCF Orlando Property, and entered into a construction agreement with Summit Contracting Group, Inc. (the “Contractor”) for construction services for the project. The Developer will arrange with a third-party general contractor a guaranteed maximum price contract for construction services for the UCF Orlando Property. Under the terms of the development agreement, the Developer will be entitled to earn a development fee of three percent (3%) of the total project budget (exclusive of the development fee), payable on a proportional basis as construction proceeds from draws against the loan.

BR Orlando JV Member and Catalyst JV Member have agreed to a development budget pursuant to which the UCF Orlando Property will be developed. Under the terms of the operating agreement for the BR/CDP JV Entity, Catalyst JV Member is generally responsible for funding development cost overruns attributable to hard costs over the budgeted items in the development budget as a loan to the BR/CDP JV Entity, which may be returned to Catalyst JV Member only after BR Orlando JV Member has achieved a threshold internal rate of return as described below. To the extent any hard cost overruns occur following the removal of Catalyst JV Member as a manager pursuant to the BR/CDP JV Entity’s operating agreement and/or the removal of the Developer under the development agreement, BR Orlando JV Member will be responsible for, and must on its own account pay over to the BR/CDP JV Entity as and when they come due, such amounts as a loan to the BR/CDP JV Entity which will be treated in the same manner as a hard cost overrun loan.

Additional Capital Contributions

Catalyst JV Member may unilaterally call for additional capital contributions from the members (except for hard cost overruns or cost overrun loans) for so long as Catalyst JV Member or its affiliate has any outstanding guaranty to fund on a timely basis any debt service shortfall or other payment that if unpaid would constitute a payment default on any such guaranty. If BR Orlando JV Member fails to contribute its proportional share of such additional capital contribution such that a resulting default would occur under the loan and demand made upon Catalyst JV Member or its affiliate to make a guaranty payment, Catalyst JV Member has the right to unilaterally cause the Project Owner to (i) refinance the loan; (ii) obtain commercially reasonable supplemental loans secured by assets of the Project Owner; (iii) enter into negotiations with the lender to restructure the loan and modify the terms of the loan; or (iv) sell the UCF Orlando Property; provided that no such exercise of this right may materially change or adversely affect any of BR Orlando JV Member’s economic rights or interests in the UCF Orlando Property or the BR/CDP JV Entity without the prior written consent of BR Orlando JV Member.

Further, the BR/CDP JV Entity’s operating agreement provides that the management committee (after request from Catalyst JV Member) may call for mandatory additional capital contributions to fund any cash flow deficits caused by cost overruns that are attributable to force majeure events, taxes, insurance premiums, debt service, discretionary changes and/or post-completion operating deficits, that are not otherwise caused by the willful misconduct, gross negligence, or default by a member or certain of its affiliates under the operating agreement. These additional capital contributions are to be made 15% by Catalyst JV Member and 85% by BR Orlando JV Member. For soft cost overruns, the management committee (after request from Catalyst JV Member) may call for mandatory additional capital contributions, which are to be made 50% by Catalyst JV Member and 50% by BR Orlando JV Member.

Under the operating agreement, Catalyst JV Member shall have the right at any time to procure debt quotes for standard market financing to refinance the loan for the UCF Orlando Property. In the event Catalyst JV Member desires to refinance the UCF Orlando Property in accordance with quoted terms acceptable to Catalyst JV Member, the Project Owner is qualified to close such loan and BR Orlando JV Member fails to provide its consent to the refinance, then BR Orlando JV Member will (i) cause Catalyst JV Member and/or any affiliate to be released in full from any loan guaranty; (ii) make an additional capital contribution to the BR/CDP JV Entity (which amount will in turn be contributed to the Project Owner pursuant to the TIC Agreement) in an amount no less than the amount required to fund distributions described in subsection (iii) below; (iii) to the extent the proceeds of the quoted standard market financing would have exceeded the then-current balance of the loan, then, notwithstanding the distribution priority provisions of the TIC Agreement and/or the BR/CDP JV Entity’s operating agreement, it shall cause the Project Owner to make distributions to the co-tenants (and the BR/CDP JV Entity to make distributions to the members) in such amounts as are necessary to result in the co-tenants and the members receiving distributions in the same amount that they would have received if the refinancing had been consummated on the quoted terms acceptable to Catalyst JV Member. In the event BR Orlando JV Member makes any such additional capital contribution, any such additional capital contributions will, in turn, be contributed to the Project Owner and the Project Owner will then return such capital contributions, along with a preferred return thereon, to the BR/CDP JV Entity on a priority basis, in accordance with the provisions of the TIC Agreement, for purposes of recovering the additional capital contributions pursuant to the BR/CDP JV Entity’s operating agreement.

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Additional capital contributions will be entitled to a priority return of 10% per annum less all amounts actually distributed to the members; provided, however, that additional capital contributions made by BR Orlando JV Member discussed in the immediately preceding paragraph hereof shall instead accrue at a priority rate equal to the interest rate quoted in the final negotiated term sheet for standard market financing. The additional contribution priority return shall be compounded monthly, calculated on a cumulative basis. The sole remedy of the non-defaulting member for unfunded additional capital contributions is to fund such contributions, which shall be credited to such non-defaulting member at a 3:1 ratio for each dollar of additional contribution so made on behalf of the defaulting member (for example, for every $100,000 of additional capital contribution made by the non-defaulting member on behalf of the defaulting member, the non-defaulting member would be credited with having made $300,000 of additional capital contributions) and the 10% additional capital contribution priority return will be calculated on such figure. If BR Orlando JV Member makes an additional capital contribution on behalf of Catalyst JV Member pursuant to these provisions, any such additional capital contribution will, in turn, be contributed to the Project Owner and the Project Owner will return such capital contribution to the BR/CDP JV Entity at a 3:1 ratio, along with a preferred return thereon, on a priority basis, prior to any other distributions to the co-tenants, in accordance with the provisions of the TIC Agreement.

Distributions

Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, to non-defaulting members, pari passu, in accordance with their accrued but unpaid additional contribution priority return, if any, until each non-defaulting member entitled to an additional contribution priority return is paid such amount in full; (ii) second, to non-defaulting members, pari passu, in accordance with their additional capital contributions, until their unreturned additional capital contributions are reduced to zero; (iii) third, to defaulting members, pari passu, in accordance with their accrued but unpaid additional contribution priority return, if any, until each defaulting member entitled to an additional contribution priority return is paid such amount in full; (iv) fourth, to defaulting members, pari passu, in accordance with their additional capital contributions, until their unreturned additional capital contributions are reduced to zero; (v) fifth, to the members, pari passu, in accordance with their initial capital contributions, until BR Orlando JV Member has received an amount equal to the greater of an internal rate of return of 10% and 135% of BR Orlando JV Member’s initial capital contribution; (vi) sixth, to each applicable member, an amount equal to the aggregate of all overrun loans made by such member, all without interest, pari passu to the members based on the principal amounts outstanding with respect to each member; (vii) seventh, pari passu, 70.58% to BR Orlando JV Member and 29.42% to Catalyst JV Member, until BR Orlando JV Member has received an internal rate of return of 20%; (viii) thereafter, pari passu, 58.82% to BR Orlando JV Member and 41.18% to Catalyst JV Member.

Development of the UCF Orlando Property

The UCF Orlando Property is located near the intersection of Woodbury Road and State Road 50 (East Colonial Drive), in Orlando, Orange County, Florida. Once fully developed, the UCF Orlando Property will consist of a 296-unit mid-density, four-story multifamily project. The one- and two-bedroom units will average 722 square feet and 1,118 square feet, respectively, and will offer high-end features and finishes and include amenities. The UCF Orlando Property is part of a Publix-anchored retail development, and is in close proximity to major employers, including the Central Florida Research Park, the Waterford Lakes Town Center, the University of Central Florida and the Quadrangle Office Park.

The total projected development cost for the UCF Orlando Property, including land acquisition, is approximately $36.78 million, or $124,000 per unit. The UCF Orlando Property is expected to be completed and leasing is expected to begin in May 2015. Our Manager believes that the UCF Orlando Property is well located, has acceptable roadway access, and will be adequately insured.

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The BR/CDP JV Entity has yet to select a property manager for the UCF Orlando Property post completion. Any management fee paid to the future property manager may be no greater than 2.5% of the UCF Orlando Property’s annual gross reserves (except during the lease up phase), payable monthly.

Agreements Pertaining to Ownership of Trust Property

On December 15, 2013, Eldorado, Spyglass, the BR/CDP JV Entity and the Project Owner entered into a Trust Agreement to reflect the terms on which title to the UCF Orlando Property is held. Pursuant to the Trust Agreement, the Project Owner holds legal title to the UCF Orlando Property for the benefit of Eldorado, Spyglass and the BR/CDP JV Entity (collectively, the “Beneficiaries”). Eldorado has a 14.5% tenancy-in-common interest, Spyglass has a 0.5% tenancy-in-common interest, and the BR/CDP JV Entity has an 85% tenancy-in-common interest.

On January 31, 2014, the Beneficiaries entered into the TIC Agreement to govern their rights and obligations concerning the UCF Orlando Property. The Beneficiaries subsequently entered into a TIC Management Agreement of the same date, which was intended to amend and supersede certain terms and conditions set forth in the TIC Agreement. Pursuant to the TIC Management Agreement, the BR/CDP JV Entity has full, sole and exclusive authority to make, decide or cause the Project Owner to make, decide or implement any and/or all decisions affecting the Project Owner, the co-tenants, the UCF Orlando Property and/or arising under the TIC Agreement or the development agreement, including, without limitation, the following: (i) any sale, transfer, lease, deed restriction or grant of easement of/on any portion of the UCF Orlando Property; (ii) any loan or other debt secured by the UCF Orlando Property or the income therefrom, or upon which any of the co-tenants are or may be personally liable; (iii) any cash call notice for additional cash contributions; (iv) all budgets; (v) the development agreement and any modifications to the development agreement, (vi) contracts and transactions with parties affiliated with the Developer; (vii) replacement of the Developer and/or the Project Owner as trustee; (viii) such other acts or decisions reserved to the co-tenants in the development agreement; and (ix) entering into or renewing any property management agreement with respect to the UCF Orlando Property.

Further, subject to restrictions in the loan documents, the TIC Management Agreement provides that distributions of net cash from operations, sales or refinancings are made generally as follows: (i) first, to repay any additional cash contributions paid by a non-defaulting co-tenant on behalf of a defaulting co-tenant as a loan (a “Default Loan”), with payment of interest first and then principal; (ii) second, to repay any loan (excluding a Default Loan made on behalf of a defaulting co-tenant) made by any co-tenant for the benefit of the UCF Orlando Property or in furtherance of the ownership or operation thereof. Payments to the co-tenants to repay loans shall be made, pari passu, in proportion to each co-tenant’s share of the total of such loans, with payment of interest first and then principal; (ii) third, to the co-tenants until they have been repaid in full any additional cash contributions and any additional cash contribution preferred return on additional cash contributions which are funded as an overrun amount. Payment to the co-tenants shall be pari passu, and made pro rata in accordance with each co-tenant’s percentage share of all such additional cash contributions; (iv) fourth, to the co-tenants until they have been repaid in full their additional cash contributions and their additional cash contribution preferred return on additional cash contributions which are funded for any reason other than an overrun amount. Payment to the co-tenants will be pari passu, and made pro-rata in accordance with each co-tenant’s percentage share of all such additional cash contributions; (v) fifth, to the co-tenants until they have been repaid in full their initial cash contributions. Payment to the co-tenants shall be made in proportion to their pro rata shares; and (vi) sixth, to the co-tenants in proportion to their pro rata shares.

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ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Construction Financing

The development of the UCF Orlando Property will be funded with $9.3 million of gross equity from the BR/CDP JV Entity and the Brown Entities, and a senior construction loan made by KeyBank National Association (the “Lender”) to the Project Owner in the principal amount of $27,500,000 (the “Construction Loan”), which Construction Loan is secured by the UCF Orlando Property and improvements.  The Construction Loan has a 36-month term, with an initial maturity date of May 14, 2017, and is subject to 2 one-year extensions, provided that certain conditions are met.

Unless an event of default has occurred, the Construction Loan will bear interest at an interest rate per annum equal to the sum of (a) the daily LIBOR rate plus (b) 2.15% (215 basis points) (the “Adjusted Daily LIBOR Rate”). Provided that no event of default exists, the Project Owner will have the option to elect from time to time in the manner and subject to the conditions set forth in the Construction Loan Agreement the “Adjusted One Month LIBOR Rate” as the applicable interest rate for all or any portion of the Loan which would otherwise bear interest at the Adjusted Daily LIBOR Rate. The Adjusted One Month LIBOR Rate is an interest rate per annum equal to the sum of (A) the rate obtained by dividing (x) the LIBOR rate for such LIBOR rate interest period by (y) a percentage equal to 100% minus the reserve percentage specified three (3) business days before the first day of such LIBOR rate interest period by the Board of Governors of the Federal Reserve System or any other governmental or quasi-governmental authority with jurisdiction over Lender for determining the maximum reserve requirement for Lender with respect to liabilities consisting of or including Eurocurrency liabilities in an amount equal to that portion of the Construction Loan affected by such LIBOR rate interest period and with a maturity equal to such LIBOR rate interest period and (B) 2.15% (215 basis points). If an event of default has occurred, the Construction Loan will bear interest at a rate per annum equal to three percentage points (300 basis points) in excess of the applicable interest rate, but shall not at any time exceed the highest rate permitted by law. Payments are interest only prior to May 14, 2017. In the event that the extension option is exercised, monthly payments will consist of principal plus interest in an amount equal to the outstanding principal balance of the Construction Loan as of May 14, 2017, with the principal component of such monthly payment amount determined based on an amortization period of thirty (30) years and the assumed interest rate. The Construction Loan can be prepaid without penalty upon not less than 7 days’ prior written notice to the Lender; provided that no prepayment of all or part of the Construction Loan shall be permitted unless same is made together with the payment of all interest accrued on the Construction Loan through the date of prepayment and an amount equal to all breakage costs and attorneys’ fees and disbursements incurred by Lender as a result of the prepayment.

In conjunction with the closing of the Construction Loan, affiliates of Catalyst JV Member provided performance and completion guaranties and payment guaranties. Two of the guarantors provided payment guaranties of 25% of the outstanding principal amount of the Construction Loan, reducing to 15% of the outstanding principal amount of the Construction Loan upon lien-free full completion of construction of the improvements in accordance with the loan documents and the plans and specifications, further reducing to 10% of the outstanding principal amount of the Construction Loan upon achievement of a 1.00:1.00 debt service coverage ratio for ninety consecutive days, further reducing to 0% of the outstanding principal amount upon achievement of a 1.25:1.00 debt service coverage ratio for ninety consecutive days and a loan-to-value ratio of less than or equal to 65%. Three of the guarantors provided payment guaranties of the outstanding principal balance of the Construction Loan, reducing to 50% of the outstanding principal amount of the Construction Loan upon achievement of lien-free full completion of construction of the improvements in accordance with the loan documents and the plans and specifications, further reducing to 25% of the outstanding principal amount of the Construction Loan upon achievement of a 1.00:1.00 debt service coverage ratio for ninety consecutive days, further reducing to 0% of the outstanding principal amount upon achievement of a 1.40:1.00 debt service coverage ratio for ninety consecutive days and a loan-to-value ratio of less than or equal to 65%.

ITEM 7.01	REGULATION FD DISCLOSURE.

On July 30, 2014, the Company issued the press release attached hereto as Exhibit 99.1 announcing that the Company made a convertible preferred equity investment in the UCF Orlando Property, as disclosed in Item 2.01 above. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 30, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: July 30, 2014	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and President
(Principal Executive Officer)

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